UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2017

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

On July 24, 2017, Coral-US Co-Borrower LLC (the “Original Co-Borrower”) as a borrower and guarantor and Sable International Finance Limited (the “Original Borrower”, together with the Original Co-Borrower, the “Initial Borrowers”) as a guarantor and the other guarantors named therein (the “Guarantors”), entered into the Additional Facility Joinder Agreement (as defined and described below). Such facility amends and supplements the Credit Agreement, as amended and restated as of May 26, 2017, between, amongst others, the Initial Borrowers, the Guarantors, and The Bank of Nova Scotia as administrative agent (the “Credit Agreement”). Each of the Initial Borrowers is a wholly-owned indirect subsidiary of Liberty Global plc.

Description of financing:

The Initial Borrowers, the Guarantors and The Bank of Nova Scotia as administrative agent, among others, entered into a $700.0 million additional facility joinder agreement (the “Additional Facility Joinder Agreement”) pursuant to the Credit Agreement. Under the terms of the Additional Facility Joinder Agreement, certain lenders agreed to provide a $700.0 million term loan facility (the “Additional Term B-3A Facility”) to the Original Co-Borrower. The final maturity date for Additional Term B-3A Facility will be January 31, 2025. The Additional Term B-3A Facility will bear interest at a rate of LIBOR plus 3.50% per annum subject to a LIBOR floor of 0.00%.

The advances made under the Additional Term B-3A Facility will be issued at a price of 99.50% of the principal amount of the advance drawn under the Additional Term B-3A Facility on each utilization date. The proceeds of such advances under the Additional Term B-3A Facility will be used to (i) redeem an aggregate principal amount of $645.0 million of the outstanding 7.375% senior notes due 2021 issued by Columbus International Inc. (“Columbus”) or prepay any other existing indebtedness of Columbus and (ii) pay certain fees and expenses incurred in connection with the financing and redemption. Columbus is a wholly-owned subsidiary of Cable & Wireless Communications Limited (“CWC”), which is a wholly-owned subsidiary of Liberty Global plc.

The obligations of the Initial Borrowers and the Guarantors under the Additional Term B-3A Facility will be guaranteed by the Original Borrower, the Original Co-Borrower, CWC and certain of its subsidiaries, and will be secured by pledges over the shares of each Guarantor and certain other subsidiaries of CWC, and certain subordinated shareholder loans.

The foregoing description of the Additional Term B-3A Facility, the Additional Facility Joinder Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Additional Facility Joinder Agreement (including in the schedules thereto), a copy of which is attached hereto at Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1	Additional Facility Joinder Agreement dated July 24, 2017 and entered into between, among others, Sable International Finance Limited, Coral-US Co-Borrower LLC and The Bank of Nova Scotia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: July 28, 2017

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